Exhibit 99.B(i)(1)(h)

250 WEST 55TH STREET NEW YORK, NY 10019-9601 TELEPHONE: 212.468.8000 FACSIMILE: 212.468.7900 WWW.MOFO.COM

MORRISON FOERSTER LLP

BEIJING, BERLIN, BRUSSELS, DENVER,
HONG KONG, LONDON, LOS ANGELES,
NEW YORK, NORTHERN VIRGINIA,
PALO ALTO, SACRAMENTO, SAN DIEGO,
SAN FRANCISCO, SHANGHAI, SINGAPORE,
TOKYO, WASHINGTON, D.C.

June 13, 2016

Victory Portfolios

3435 Stelzer Road

Columbus, Ohio 43219

Re:  Victory Portfolios (RS Funds — Classes A, C, I, R, R6 and Y)

Ladies and Gentlemen:

We have acted as counsel to Victory Portfolios, a Delaware statutory trust (the “Trust”), in connection with certain matters relating to the formation of the Trust and the issuance of Shares therein.  Capitalized terms used herein and not otherwise herein defined are used as defined in the Amended and Restated Trust Instrument of the Trust dated as of March 27, 2000, as amended by the Amendment thereto dated as of August 19, 2015 (as so amended, the “Governing Instrument”).

In rendering this opinion, we have examined and relied on copies of the following documents, each in the form provided to us:

(1)                                 the Certificate of Trust of the Trust as filed in the Office of the Secretary of State of the State of Delaware (the “State Office”) on December 21, 1995 (under the name The Victory Portfolios), as amended by the Certificate of Amendment thereto as filed in the State Office on September 16, 2015 (reflecting a change in its name to Victory Portfolios) (as so amended, the “Certificate”);

(2)                                 the Governing Instrument;

(3)                                 the Trust Instrument of the Trust dated as of December 6, 1995, as amended February 19, 1997 and October 23, 1997 (as amended, the “Original Governing Instrument”);

(4)                                 the Bylaws of the Trust;

(5)                                 certain resolutions of the Trustees of the Trust including resolutions dated December 6, 1995 relating to the organization of the Trust, resolutions adopted by the

Board of Trustees of the Trust at a meeting held on August 19, 2015, resolutions adopted by the Board of Trustees of the Trust at a meeting held on January 26, 2016 and resolutions adopted by the Board of Trustees of the Trust at a meeting held on June 1, 2016 relating to the establishment of each RS Fund (used herein as identified and defined on Exhibit A hereto) and Class A, Class C, Class I, Class R, Class R6 and Class Y of each RS Fund (each, a “Class”) and the change in name of (a) The Victory Portfolios to Victory Portfolios, (b) Victory RS China Fund to Victory Sophus China Fund, (c) Victory RS Emerging Markets Fund to Victory Sophus Emerging Markets Fund and (d) Victory RS Emerging Markets Small Cap Fund to Victory Sophus Emerging Markets Small Cap Fund, as applicable (collectively, the “Resolutions” and, together with the Governing Instrument and Bylaws of the Trust, the “Governing Documents”);

(6)                                 Post-Effective Amendment No. 26 to the Registration Statement on Form N-1A of The Victory Portfolios, a Massachusetts business trust and the predecessor to the Trust (the “Predecessor Trust”) by which the Trust adopted such Registration Statement and the Predecessor Trust’s Notification of Registration and Registration Statement under the Investment Company Act of 1940, as filed with the Securities and Exchange Commission (the “Commission”) on December 28, 1995;

(7)                                 a certification of good standing of the Trust obtained as of a recent date from the State Office; and

(8)                                 a Certificate of the Secretary of the Trust dated on or about the date hereof certifying as to the Governing Instrument and the due adoption of the Resolutions referenced above.

In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, and the legal capacity of natural persons to complete the execution of documents.  We have further assumed for purposes of this opinion:

(i)                                     the due adoption, authorization, execution and delivery, as applicable, by or on behalf of each of the parties thereto of the above-referenced agreements, instruments, certificates and other documents (including the Resolutions), and of all documents contemplated by the Governing Documents to be executed by investors desiring to become Shareholders;

(ii)                                  the payment of consideration for Shares, and the application of such consideration, as provided in the Governing Documents and compliance with all other terms, conditions and restrictions set forth in the Governing Documents in connection with the issuance of Shares;

(iii)                               that appropriate notation of the names and addresses of, the number of Shares held by, and the consideration paid by, Shareholders will be maintained in the appropriate registers and other books and records of the Trust in connection with the issuance or transfer of Shares;

(iv)                              that no event has occurred that would cause a termination or dissolution of the Trust under Sections 11.04 or 11.05 of the Original Governing Instrument or Sections 11.04 or 11.05 of the Governing Instrument, as applicable;

(v)                                 that no event has occurred that would cause a termination or dissolution of any RS Fund or any Class thereof under Sections 2.06 or 11.04 of the Original Governing Instrument or Sections 2.06 or 11.04 of the Governing Instrument, as applicable;

(vi)                              that the activities of the Trust have been and will be conducted in accordance with the terms of the Original Governing Instrument or the Governing Instrument, as applicable, and the Delaware Statutory Trust Act, 12 Del. C. §§ 3801 et seq.; and

(vii)                           that each of the documents examined by us is in full force and effect and has not been amended, supplemented or otherwise modified, except as herein referenced.

No opinion is expressed herein with respect to the requirements of, or compliance with, federal or state securities or blue sky laws.  Further, we express no opinion on the sufficiency or accuracy of any registration or offering documentation relating to the Trust or the Shares.  As to any facts material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.

We are members of the Bar of the State of New York and do not hold ourselves out as experts on, or express any opinion as to, the law of any other state or jurisdiction other than the laws of the State of New York and applicable federal laws of the United States.  In rendering this opinion, without independent verification, and with your permission, we have relied solely upon an opinion of Morris, Nichols, Arsht & Tunnell LLP (the “Local Counsel Opinion”), special Delaware counsel to the Trust, a copy of which is attached hereto, concerning the organization of the Trust and the authorization and issuance of the Shares, and our opinion is subject to the qualifications and limitations set forth in the Local Counsel Opinion, which are incorporated herein by reference.  Further, we express no opinion on the sufficiency or accuracy of any registration or offering documentation relating to the Trust or the Shares.

Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that:

(1)                                 The Trust is a duly formed and validly existing statutory trust in good standing under the laws of the State of Delaware.  Each RS Fund is a validly existing Series of the Trust and each Class of each RS Fund is a validly existing Class of such RS Fund.

(2)                                 Shares of each Class of each RS Fund, when issued to Shareholders in accordance with the terms, conditions, requirements and procedures set forth in the Governing Documents and all applicable resolutions of the Trustees, will be validly issued, fully paid and non-assessable Shares of beneficial interest in the Trust.

This opinion is solely for your benefit, may not be relied on by any person or for any purpose and is not to be quoted in whole or in part, summarized or otherwise referred to, nor is it to be filed with or supplied to any governmental agency or other person without the written consent of this firm.  This opinion letter is rendered as of the date hereof, and we specifically disclaim any responsibility to update or supplement this letter to reflect any events or facts which may hereafter come to our attention, or any changes in statutes or regulations or any court decisions which may hereafter occur.

Notwithstanding the previous paragraph, we consent to the filing of this opinion with the Securities and Exchange Commission (the “Commission”) as an exhibit to a post-effective amendment to the Trust’s Registration Statement on Form N-1A.  In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Morrison & Foerster LLP

Morrison & Foerster LLP

Exhibit A

The following Series are referred to collectively herein as the “RS Funds” and each, individually, as an “RS Fund”:

1.                                      Victory RS Focused Growth Opportunity Fund

2.                                      Victory RS Focused Opportunity Fund

3.                                      Victory RS Growth Fund

4.                                      Victory RS Mid Cap Growth Fund

5.                                      Victory RS Select Growth Fund

6.                                      Victory RS Small Cap Equity Fund

7.                                      Victory RS Small Cap Growth Fund

8.                                      Victory RS Science and Technology Fund

9.                                      Victory RS Investors Fund

10.                               Victory RS Large Cap Alpha Fund

11.                               Victory RS Partners Fund

12.                               Victory RS Value Fund

13.                               Victory RS Global Fund

14.                               Victory RS International Fund

15.                               Victory Sophus China Fund

16.                               Victory Sophus Emerging Markets Fund

17.                               Victory Sophus Emerging Markets Small Cap Fund

18.                               Victory Global Natural Resources Fund

19.                               Victory INCORE Investment Quality Bond Fund

20.                               Victory INCORE Low Duration Bond Fund

21.                               Victory High Yield Fund

22.                               Victory Tax-Exempt Fund

23.                               Victory High Income Municipal Bond Fund

24.                               Victory Floating Rate Fund

25.                               Victory Strategic Income Fund

[Morris, Nichols, Arsht & Tunnell LLP Letterhead]

June 13, 2016

Morrison & Foerster LLP

250 West 55th Street

New York, NY 10019-9601

Re:                             Victory Portfolios (RS Funds)

Ladies and Gentlemen:

We have acted as special Delaware counsel to Victory Portfolios, a Delaware statutory trust (the “Trust”), in connection with certain matters relating to the formation of the Trust and the issuance of Shares therein.  Capitalized terms used herein and not otherwise herein defined are used as defined in the Amended and Restated Trust Instrument of the Trust dated as of March 27, 2000, as amended by the Amendment thereto dated as of August 19, 2015 (as so amended, the “Governing Instrument”).

In rendering this opinion, we have examined and relied on copies of the following documents, each in the form provided to us:  the Certificate of Trust of the Trust as filed in the Office of the Secretary of State of the State of Delaware (the “State Office”) on December 21, 1995 (under the name The Victory Portfolios), as amended by the Certificate of Amendment thereto as filed in the State Office on September 16, 2015 (reflecting a change in its name to Victory Portfolios) (as so amended, the “Certificate”); the Governing Instrument; the Trust Instrument of the Trust dated as of December 6, 1995, as amended February 19, 1997 and October 23, 1997 (as amended, the “Original Governing Instrument”); the Bylaws of the Trust; certain resolutions of the Trustees of the Trust including resolutions dated December 6, 1995 relating to the organization of the Trust, resolutions adopted by the Board of Trustees of the Trust at a meeting held on August 19, 2015, resolutions adopted by the Board of Trustees of the Trust at a meeting held on January 26, 2016 and resolutions adopted by the Board of Trustees of the Trust at a meeting held on June 1, 2016 relating to the establishment of each RS Fund (used herein as identified and defined on Exhibit A hereto) and Class A, Class C, Class I, Class R, Class R6 and Class Y of each RS Fund (each, a “Class”) and the change in name of (a) The Victory Portfolios to Victory Portfolios, (b) Victory RS China Fund to Victory Sophus China Fund, (c) Victory RS Emerging Markets Fund to Victory Sophus Emerging Markets Fund and (d) Victory RS Emerging Markets Small Cap Fund to Victory Sophus Emerging Markets Small Cap Fund, as applicable (collectively, the “Resolutions” and, together with the Governing Instrument and Bylaws of the Trust, the “Governing Documents”); Post-Effective Amendment No. 26 to the Registration Statement on Form N-1A of The Victory Portfolios, a Massachusetts

business trust and the predecessor to the Trust (the “Predecessor Trust”) by which the Trust adopted such Registration Statement and the Predecessor Trust’s Notification of Registration and Registration Statement under the Investment Company Act of 1940, as filed with the Securities and Exchange Commission (the “Commission”) on December 28, 1995; and a certification of good standing of the Trust obtained as of a recent date from the State Office.  In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, and the legal capacity of natural persons to complete the execution of documents.  We have further assumed for purposes of this opinion:  (i) the due adoption, authorization, execution and delivery, as applicable, by or on behalf of each of the parties thereto of the above-referenced agreements, instruments, certificates and other documents (including the Resolutions), and of all documents contemplated by the Governing Documents to be executed by investors desiring to become Shareholders; (ii) the payment of consideration for Shares, and the application of such consideration, as provided in the Governing Documents and compliance with all other terms, conditions and restrictions set forth in the Governing Documents in connection with the issuance of Shares; (iii) that appropriate notation of the names and addresses of, the number of Shares held by, and the consideration paid by, Shareholders will be maintained in the appropriate registers and other books and records of the Trust in connection with the issuance or transfer of Shares; (iv) that no event has occurred that would cause a termination or dissolution of the Trust under Sections 11.04 or 11.05 of the Original Governing Instrument or Sections 11.04 or 11.05 of the Governing Instrument, as applicable; (v) that no event has occurred that would cause a termination or dissolution of any RS Fund or any Class thereof under Sections 2.06 or 11.04 of the Original Governing Instrument or Sections 2.06 or 11.04 of the Governing Instrument, as applicable; (vi) that the activities of the Trust have been and will be conducted in accordance with the terms of the Original Governing Instrument or the Governing Instrument, as applicable, and the Delaware Statutory Trust Act, 12 Del. C. §§ 3801 et seq.; and (vii) that each of the documents examined by us is in full force and effect and has not been amended, supplemented or otherwise modified, except as herein referenced.  No opinion is expressed herein with respect to the requirements of, or compliance with, federal or state securities or blue sky laws.  Further, we express no opinion on the sufficiency or accuracy of any registration or offering documentation relating to the Trust or the Shares.  As to any facts material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.

Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that:

1.                                      The Trust is a duly formed and validly existing statutory trust in good standing under the laws of the State of Delaware.  Each RS Fund is a validly existing Series of the Trust and each Class of each RS Fund is a validly existing Class of such RS Fund.

2.                                      Shares of each Class of each RS Fund, when issued to Shareholders in accordance with the terms, conditions, requirements and procedures set forth in the Governing

2

Documents and all applicable resolutions of the Trustees, will be validly issued, fully paid and non-assessable Shares of beneficial interest in the Trust.

We understand that you wish to rely on this opinion in connection with the delivery of your opinion to the Trust dated on or about the date hereof and we hereby consent to such reliance.  Except as provided in the immediately preceding sentence, this opinion may not be relied on by any person or for any purpose without our prior written consent.  We hereby consent to the filing of a copy of this opinion with the Commission as an exhibit to a post-effective amendment to the Trust’s Registration Statement.  In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.  This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts, and on the application of Delaware law as the same exist on the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect.

Sincerely,

MORRIS, NICHOLS, ARSHT & TUNNELL LLP

/s/ David A. Harris

David A. Harris

3

Exhibit A

The following Series are referred to collectively herein as the “RS Funds” and each, individually, as an “RS Fund”:

1.                                      Victory RS Focused Growth Opportunity Fund

2.                                      Victory RS Focused Opportunity Fund

3.                                      Victory RS Growth Fund

4.                                      Victory RS Mid Cap Growth Fund

5.                                      Victory RS Select Growth Fund

6.                                      Victory RS Small Cap Equity Fund

7.                                      Victory RS Small Cap Growth Fund

8.                                      Victory RS Science and Technology Fund

9.                                      Victory RS Investors Fund

10.                               Victory RS Large Cap Alpha Fund

11.                               Victory RS Partners Fund

12.                               Victory RS Value Fund

13.                               Victory RS Global Fund

14.                               Victory RS International Fund

15.                               Victory Sophus China Fund

16.                               Victory Sophus Emerging Markets Fund

17.                               Victory Sophus Emerging Markets Small Cap Fund

18.                               Victory Global Natural Resources Fund

19.                               Victory INCORE Investment Quality Bond Fund

20.                               Victory INCORE Low Duration Bond Fund

21.                               Victory High Yield Fund

22.                               Victory Tax-Exempt Fund

23.                               Victory High Income Municipal Bond Fund

24.                               Victory Floating Rate Fund

25.                               Victory Strategic Income Fund